Exhibit 10.15

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, IS AVAILABLE.

THIS NOTE IS SUBORDINATED TO ALL SENIOR INDEBTEDNESS UNDER THAT CERTAIN LOAN AND SECURITY AGREEMENT, DATED JANUARY 29, 2008, BY AND AMONG THE COMPANY, SILICON VALLEY BANK, AS AGENT, AND THE LENDERS NAMED THEREIN, AS AMENDED. BY ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF AGREES TO BE BOUND BY THAT CERTAIN SUBORDINATION AGREEMENT BY THE COMPANY, THE HOLDERS, SILICON VALLEY BANK, AS AGENT AND LENDER AND GOLD HILL VENTURE LENDING 03, L.P. DATED THE DATE HEREOF.

VRINGO, INC.

FORM OF 5% SUBORDINATED UNSECURED CONVERTIBLE PROMISSORY NOTE

US [ ]	December 29, 2009

FOR VALUE RECEIVED, Vringo, Inc., a Delaware corporation (the “Company”), promises to pay to [            ] (the “Holder”), the principal sum of [            ] DOLLARS ([            ]) (the “Principal”) in lawful money of the United States of America, with interest payable thereon at the rate of five percent (5%) per annum. The Principal and all accrued but unpaid interest thereon shall be paid in full to the Holder on the six-month anniversary of the date hereof (the “Maturity Date”) if no Mandatory Conversion (hereinafter defined) or Voluntary Conversion (hereinafter defined) has occurred prior to the Maturity Date.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Series. This Note is one of a series of Notes of the Company in the aggregate principal amount of Two Million Nine Hundred Eighty-Two Thousand Dollars ($2,982,000) (collectively, the “Notes”).

2. Principal Repayment. The outstanding Principal of this Note shall be payable on the Maturity Date, unless this Note has been earlier converted as described below.

3. Interest. Interest (the “Interest”) shall accrue on the unpaid Principal of this Note from the date hereof until such Principal is repaid in full at the rate of five percent (5%) per annum, payable on the Maturity Date. All computations of the interest rate hereunder shall be made on the basis of a 360-day year of twelve 30-day months. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. All accrued but unpaid Interest shall be paid to the Holder in cash upon: (a) the Mandatory Conversion, (b) a Voluntary Conversion and (c) the Maturity Date. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the Principal of this Note without prepayment premium or penalty.

4. Ranking. The obligations of the Company under this Note shall rank junior with respect to not more than $4,295,788 of indebtedness outstanding under the Loan and Security Agreement, dated January 29, 2008, by and among the Company, Silicon Valley Bank, as agent, and the lenders named therein in effect on the date hereof, as amended (the “Bank Loan”); provided further, however, that this Note shall rank pari passu with respect to all other Notes issued on even date herewith and senior to all other indebtedness of the Company.

5. Conversion.

(a) Mandatory Conversion and Voluntary Conversion. In the event the Company consummates an initial public offering of shares of its capital stock pursuant to the filing of a registration statement under the Act which is declared effective by the Securities and Exchange Commission (“IPO”) prior to the Maturity Date, the Principal of this Note then outstanding (excluding all accrued but unpaid interest thereon) shall automatically convert (the “Mandatory Conversion”) into the same type of securities offered in the IPO (i.e., one share of Common Stock and two warrants) at a conversion price (assuming a reverse split of the Common Stock in connection with the IPO in a range between 1 for 6 and 1 for 6.4 (the “Reverse Split”)) equal to the lesser of $3.75 per security, subject to further adjustment for the events referred to in Section 5(c) (the “Fixed Conversion Price”) or seventy five percent (75%) of the price at which the securities are sold in the IPO. In the event the Reverse Split is not effected or is effected in a proportion other than in a range between 1 for 6 and 1 for 6.4, the Fixed Conversion Price shall be proportionately reduced or increased, as applicable. The warrants issuable in connection with the Mandatory Conversion (the “Conversion Warrants”) shall have the same terms and conditions as the warrants to be issued in the IPO (the “IPO Warrants”) except that the Conversion Warrants shall not be fungible with the IPO Warrants and shall include the additional provisions set forth on Schedule 5(a) with respect to fundamental transactions, cashless exercise, ownership limitations and dilution. If the IPO is not consummated on or prior to the Maturity Date, until repaid, the Registered Holder shall have the right to convert, in whole or in part, the Principal of this Note then outstanding (excluding all accrued but unpaid interest thereon) (a “Voluntary Conversion”), into the securities offered in any subsequent offering undertaken by the Company at a conversion price equal to the lesser of (i) the Fixed Conversion Price (provided that the securities offered in such subsequent financing are substantially similar to the securities to be issued in the IPO) and (ii) seventy percent (70%) of the price at which the securities are sold in such subsequent financing.

(b) Mechanics of Conversion. The Company shall give notice to the Holder of (i) an IPO triggering a Mandatory Conversion as soon as practicable after the filing of an initial registration statement in connection with the IPO and (ii) the consummation of the IPO. In connection with a Mandatory Conversion or a Voluntary Conversion, the Holder shall deliver a completed and executed Notice of Conversion attached hereto as Exhibit I and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate against delivery of the certificates presenting the new securities of the Company. The Company shall prepare and deliver irrevocable instructions addressed to the Company’s transfer agent to issue such required number of securities as set forth in the Conversion Notice, which securities shall be delivered to the Holder within three (3) business days of the delivery of the date of the Mandatory Conversion or Voluntary Conversion, as the case may be. Upon the IPO, the Mandatory Conversion shall occur automatically notwithstanding the second sentence of this Section 5(b).

(c) Adjustments to Conversion Price.

(i) Adjustments for Stock Splits and Combinations and Stock Dividends. If the Company shall at any time or from time to time after the date hereof, effect a stock split or combination of the outstanding Common Stock or pay a stock dividend in shares of Common Stock, then the Fixed Conversion Price shall be proportionately adjusted. Any adjustments under this Section 5(c)(i) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.

(ii) Merger, Sale, Reclassification, Etc. In case of any (A) consolidation or merger (including a merger in which the Company is the surviving entity), (B) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder of this Note, upon the conversion hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Note immediately prior thereto.

(d) Adjustment Certificate. When any adjustment is required to be made in this Note or the Fixed Conversion Price under Section 5(c), the Company shall promptly mail to the Holder a certificate setting forth a brief statement of the facts requiring such adjustment and the conversion price after such adjustment.

(e) Elimination of Fractional Interests. No fractional securities shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of securities shall be rounded up to the nearest whole share.

6. Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:

(a) Non-Payment. The Company shall default in the payment of the Principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b) Default in Covenants. The Company shall default in the observance or performance of the affirmative or negative covenants set forth in this Note or the Securities Purchase Agreement, of even date herewith, by and between the Company and the Holder hereof (the “Securities Purchase Agreement”); or

(c) Bankruptcy. The Company or any of its subsidiaries shall: (a) admit in writing its inability to pay its debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company, any of its subsidiaries or any of their respective properties, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company, any of its subsidiaries or for any part of their respective properties; or (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any of its subsidiaries, and, if such case or proceeding is not commenced by the Company or any of its subsidiaries or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or any of its subsidiaries or shall result in the entry of an order for relief; or

(d) Judgments. Any final, non-appealable judgment, decree or order for the payment of money is entered against any of the Company or any of its subsidiaries in an amount equal to $250,000 and the same remains unsatisfied or unbonded for more than thirty (30) days; or

(e) Transfer of Assets. Any sale, transfer, assignment, conveyance, lease or other disposition (whether in one transaction or in a series of transactions) of a substantial portion of the assets of the Company (equal to or greater than 51% of same) (whether now owned or hereafter acquired), without the prior written consent of the Holder; or

(f) Non-Compliance; Breach of Representations and Warranties. The Company fails to comply with, observe or perform as and when required any representation, warranty, conditions or agreement or any other provision contained in this Note and the Securities Purchase Agreement to be complied with or in connection with any breach of the representations and warranties contained in this Note and the Securities Purchase Agreement;

then, and so long as such Event of Default is continuing (for a period of thirty (30) calendar days in the case of events under Sections 6(b), 6(e) and 6(f)) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company: (i) all amounts then unpaid under this Note, including accrued but unpaid interest, shall bear interest at the default rate of ten percent (10%) per annum; and (ii) all obligations of the Company under this Note shall be immediately due and payable (except with respect to any Event of Default set forth in Section 6(c) hereof, in which case all obligations of the Company under this Note shall automatically become immediately due and payable without the necessity of any notice or other demand to the Company) without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity.

7. Affirmative Covenants of the Company. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:

(a) Corporate Existence and Qualification. Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business.

(b) Books of Account. Keep its books of account in accordance with good accounting practices.

(c) Insurance. Maintain insurance with responsible and reputable insurance companies or associations, as determined by the Company in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

(d) Preservation of Properties; Compliance with Law. Maintain and preserve all of its properties that are used or that are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each the Company or any of its property is subject.

(e) Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

8. Negative Covenants of the Company. The Company hereby agrees that, so long as all or any portion of this Note remains outstanding and unpaid it will not, nor will it permit any of its subsidiaries, if any, without the consent of the holders of a majority of the Principal of the Notes, to:

(a) Dividends and Distributions. Pay dividends or make any other distribution on shares of the capital stock of the Company.

(b) Nature of Business. Materially alter the nature of the Company’s business or otherwise engage in any business other than the business engaged in or proposed to be engaged in on the date of this Note.

(c) Accounting Changes. Make, or permit any subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time.

(d) Indebtedness for Borrowed Money. Except as set forth on Schedule 8(d), incur, or permit to exist, any Indebtedness (as defined below) for borrowed money in excess of $1.0 million during each fiscal year of the Company, except in the ordinary course of the Company’s business. Subject to Section 4 herein, for purposes of this Section 8(d), “Indebtedness” shall mean (i) all obligations of the Company for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of the Company for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for the Company’s business, (iv) all obligations of the Company under conditional sale or other title retention agreements relating to property purchased by the Company, (v) all payment obligations of the Company with respect to interest rate or currency protection agreements, (vi) all obligations of the Company as an account party under any letter of credit or in respect of bankers’ acceptances, (vii) all obligations of any third party secured by property or assets of such Person (regardless of whether or not the Company is liable for repayment of such obligations), except for obligations to secure Indebtedness incurred within the limitations of this Section 8(d) and (viii) all guarantees of the Company.

(e) Liens. Create, assume or permit to exist, any lien on any of its property or assets now owned or hereafter acquired except (i) liens in favor of the Holder; (ii) liens granted to secure the Indebtedness set forth in Schedule 8(d) hereof; (iii) liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iv) liens subordinate to the liens granted to secure this Note; (v) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; and (vi) purchase money liens granted to secure the unpaid purchase price of any fixed assets.

(f) Mergers, Acquisitions and Sales of Assets. Enter into any merger or consolidation or liquidate, windup or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets or technologies (other than sales of inventory and obsolescent equipment in the ordinary course of business); except: (i) if the Company is the surviving corporation and a change in control has not occurred, (ii) that any subsidiary of the Company may merge into or consolidate with any other subsidiary which is wholly-owned by the Company, and (iii) any subsidiary which is wholly-owned by the Company may merge with or consolidate into the Company provided that the Company is the surviving corporation.

9. Mutilated, Destroyed, Lost or Stolen Notes. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

10. Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

11. Payment. All payments with respect to this Note shall be made in lawful money of the United States of America at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of Principal and interest hereunder and shall satisfy and discharge the liability for Principal and interest on this Note to the extent of the sum represented by such payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to Principal.

12. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. The Holder may not assign, pledge or otherwise transfer this Note or any interest therein without the prior written consent of the Company. Interest and Principal are payable only to the registered Holder of this Note on the books and records of the Company.

13. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

14. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party thereto:

If to the Company, to:

Vringo, Inc.

18 East 16th Street

New York, New York 10003

Tel: (646) 525-4319 ext. 2503, Fax: (509) 271-5246

With a copy to:

Barry I. Grossman, Esq.

Ellenoff Grossman & Schole LLP

150 East 42nd Street

New York, NY 10017

Tel: (212) 370-1300, Fax: (212) 370-7889

If to the Holder:

[        ]

15. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflicts of laws.

16. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York Supreme Court, County of New York, or in the United Stated District Court for the Southern District of New York. The parties hereto hereby: (i) waives any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon a party mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

17. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

18. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

VRINGO, INC.

By:
Name: Jonathan Medved Title: Chief Executive Officer

Schedule 5(a)

Additional Provisions for Conversion Warrants

Fundamental Transaction

If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Registered Holder shall have the right to receive, for each share of Warrant Stock that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Registered Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Registered Holder a new warrant consistent with the foregoing provisions and evidencing the Registered Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section [     ] and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction (1) that is an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board, then the Company or any successor entity shall pay at the Registered Holder’s option, exercisable at any time concurrently with or within 30 days after the later of the consummation of the Fundamental Transaction or receipt by the Registered Holder of notice of the Fundamental Transaction pursuant to Section [     ] hereof, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (A) (i) if the Common Stock is registered under the Exchange Act, a price per share of Common Stock equal to the volume weighted average price per share the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction or (ii) if the Common Stock is not registered under the Exchange Act, a price per share of Common Stock equal to the price paid per share of Common Stock by the successor or acquiring corporation in the Fundamental Transaction, (B) a risk-free interest rate corresponding to the U.S. Treasury rate for the 30 day period immediately prior to the consummation of the applicable Fundamental Transaction, (C) an expected volatility equal to the greater of (i) 100% or (ii) 100 day volatility, obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, and (D) a remaining option time equal to the time between the date of the public announcement of such Fundamental Transaction and the Expiration Date.

Registered Holder’s Exercise Limitations

The Company shall not effect any exercise of this Warrant, and a Registered Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section [     ] or otherwise, to the extent (but only to the extent) that the Registered Holder or any of the Registered Holder’s affiliates, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section [     ], beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act (as defined herein) and the rules and regulations promulgated thereunder, it being acknowledged by the Registered Holder that the Company is not representing to the Registered Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Registered Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section [    ] applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Registered Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Registered Holder, and the submission of an Exercise Notice shall be deemed to be the Registered Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Registered Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Upon the written or oral request of a Registered Holder, the Company shall within two business days confirm orally and in writing to the Registered Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Registered Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Registered Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section [    ], provided that the Beneficial Ownership Limitation shall in no event exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Registered Holder and the provisions of this Section [    ] shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section [     ] to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Cashless Exercise

Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant in the manner set forth in Section [    ], the Registered Holder may elect to exercise this Warrant, or a portion hereof, and to pay for the Warrant Stock by way of cashless exercise (a “Cashless Exercise”) unless at the Exercise Date, the sale of Common Stock to be received upon exercise of the Warrant is then registered, and such Common Stock is freely tradable pursuant to an effective Registration Statement under the Securities Act.

If the Registered Holder wishes to effect a cashless exercise, the Registered Holder shall deliver the Exercise Notice duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing prior to the date of such exercise, in which event the Company shall issue to the Registered Holder the number of shares of Warrant Stock computed according to the following equation:

; where

X = the number of shares of Warrant Stock to be issued to the Registered Holder.

Y = the Warrant Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant Stock being exercised.

A = the Fair Market Value (defined below) of one share of Common Stock on the Exercise Date.

B = the Exercise Price (as adjusted pursuant to the provisions of this Warrant).

For purposes of this Section [    ], the “Fair Market Value” of one share of Common Stock on the Exercise Date shall have one of the following meanings:

(1) if the Common Stock is traded on a national securities exchange, the Fair Market Value shall be deemed to be the average of the Closing Prices over a five trading day period ending on the Exercise Date. For the purposes of this Warrant, “Closing Price” means the final price at which one share of Common Stock is traded during any trading day; or

(2) if the Common Stock is traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing sales price over the thirty (30) day period ending three (3) days before the Exercise Date; or

(3) if neither (1) nor (2) is applicable, the Fair Market Value shall be at the commercially reasonable price per share which the Company could obtain on the Exercise Date from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Company’s Board of Directors.

For illustration purposes only, if this Warrant entitles the Registered Holder the right to purchase 100,000 shares of Warrant Stock and the Holder were to exercise this Warrant for 50,000 shares of Warrant Stock at a time when the Exercise Price was reduced to $1.00 and the Fair Market Value of each share of Common Stock was $2.00 on the Exercise Date, as applicable, the cashless exercise calculation would be as follows:

X = 50,000 ($2.00-$1.00)

            $2.00

X = 25,000

Therefore, the number of shares of Warrant Stock to be issued to the Holder after giving effect to the cashless exercise would be 25,000 shares of Warrant Stock and the Company would issue the Holder a new Warrant to purchase 50,000 shares of Warrant Stock, reflecting the portion of this Warrant not exercised by the Holder. For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), it is intended, understood and acknowledged that the Warrant Stock issued in the cashless exercise transaction described pursuant to Section [     ] shall be deemed to have been acquired by the Holder, and the holding period for the shares of Warrant Stock shall be deemed to have commenced, on the date of the Registered Holder’s acquisition of the Warrant.

Dilution

If the Company shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any security convertible or exercisable for Common Stock (a “Common Stock Equivalent”) entitling the holder to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then, the Exercise Price shall be reduced and only reduced to equal the Base Share Price. Notwithstanding the foregoing, no adjustments shall be made under this Section [     ] with respect to any Exempt Issuance. “Exempt Issuance” shall mean the issuance of (i) up to 2,791,000 shares of Common Stock or Common Stock Equivalents (prior to the Reverse Split) issued or issuable to employees, directors and consultants pursuant to any equity compensation or similar plan currently existing; (ii) shares of Common Stock or Common Stock Equivalents issuable to employees, directors and consultants in connection with the initial public offering of the Company (the “IPO”), including options granted to such persons subsequent to the IPO equal to twenty percent (20%) of the Company’s shares of Common Stock subsequent to the IPO on a fully diluted basis, including any shares issued pursuant to the exercise of an over-allotment option by an underwriter in connection with the IPO (“Fully Diluted Common Stock”) (iii) shares of Common Stock or Common Stock Equivalents issuable to employees, directors and consultants pursuant to any equity compensation or similar plan currently existing or duly adopted by the Company’s board of directors following the date hereof the primary purpose of which is to provide compensation and not to provide financing for the Company, other than issuances during the twelve months subsequent to the consummation of the IPO and issuances in any fiscal year subsequent to the consummation of the IPO that exceed two percent (2%) of the Company’s shares of Fully Diluted Common Stock; (iv) securities issuable upon the exercise, exchange of, conversion or redemption of, or payment of liquidated or similar damages on, any securities issued hereunder; (v) other securities exercisable, exchangeable for, convertible into, or redeemable for shares of Common Stock or Common Stock Equivalents issued and outstanding on the date hereof on the terms in effect for such securities on the date hereof; and (vi) any securities, issued or issuable in connection with a bona fide strategic transaction approved by the board of directors or a committee thereof, the primary purpose of which is not to provide financing to the Company.

The Company shall notify the Registered Holder, in writing, no later than three (3) trading days following the issuance of any Common Stock or Common Stock Equivalents subject to this Section [    ], indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section [    ], upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of shares of Warrant Stock based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. For purposes of the adjusted Exercise Price under this Section [     ], the following shall be applicable:

i. Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Base Share Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section [    ], the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of shares of Warrant Stock shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

ii. Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Base Share Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section [    ], the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of shares of Warrant Stock shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section [    ], no further adjustment of the Exercise Price or number of shares of Warrant Stock shall be made by reason of such issue or sale.

iii. Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of shares of Warrant Stock in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of shares of Warrant Stock which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section [     ], if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section [    ] shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of shares of Warrant Stock.

iv. Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the holders of the Warrants representing at least a majority of shares of Common Stock underlying the Warrants then outstanding (“Required Holders”). If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

v. Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

When any adjustment is required to be made in the Exercise Price pursuant to this Section [     ], the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

Schedule 8(d) – Indebtedness

1.	Any refinancing or modification of the $4,295,788 of indebtedness outstanding under that certain Loan and Security Agreement, dated January 29, 2008, by and among the Company, Silicon Valley Bank, as agent, and the lenders named therein, as amended.

Exhibit I

VRINGO, INC.

CONVERSION NOTICE

Reference is made to the 5% Subordinated Unsecured Convertible Promissory Note in the original principal amount of $             of Vringo, Inc., a Delaware corporation (the “Company”), issued to the undersigned (the “Note”). In accordance with and pursuant to the terms of the Note, the undersigned hereby converts a portion or the entire outstanding principal amount due and owing under the Note, (excluding all accrued but unpaid interest thereon) (the “Conversion Amount”), into the below-referenced securities of the Company.

Please confirm the following information:

Conversion Amount: ________________________

Conversion Price: ______________________________

Number of securities to be issued: _____________________________

Please issue the securities into which the Note is being converted in the following name and to the following address:

Issue to:

Address:

Facsimile Number:

Authorization:
By: _______________________________________________
Title: _____________________________________________
Dated: _____________________